Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the inclusion in the Prospectus constituting a part of this S-4 Registration Statement of our report dated February 15, 2005 relating to the consolidated financial statements of The Legacy Bank as of and for the three years ended December 31, 2004, also included within.
We also consent to the reference to us under the caption “Experts” in this Prospectus.

/s/ Beard Miller Company LLP

Harrisburg, Pennsylvania

January 30, 2006